UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 25, 2016

Digital Turbine, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35958	22-2267658
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 Guadalupe Street Suite # 302, Austin TX	78701
(Address of Principal Executive Offices)	(Zip Code)

(512) 387-7717

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On January 26, 2016, the board of directors of Digital Turbine, Inc. (the “Company”) appointed Mohan S. Gyani as a director. Mr. Gyani was also appointed to the Compensation Committee of the board of directors.

Mr. Gyani, 64, is a private investor and beginning in 2005, has served in various capacities, the most recent of which is vice chairman, at Mobileum Inc., which designs and develops roaming services and telco big data analytics solutions to mobile network operators in the United States and internationally. From 2000 to 2003, Mr. Gyani served as president and chief executive officer of AT&T Wireless Mobility Services, Inc., a telecommunications company, and as senior advisor to the chairman and chief executive officer through 2004. From 1995 to 1999, Mr. Gyani was executive vice president and chief financial officer of AirTouch Communications, Inc., a wireless telephone service provider. Upon the acquisition of AirTouch by Vodafone, Mr. Gyani served as executive Director on the Board of Vodafone AirTouch and as its head of strategy and M&A until July 1999. Prior to AirTouch Communications, Mr. Gyani spent 15 years with Pacific Telesis Group, Inc., parent of Pacific Bell, a telecommunications company, where he held various financial and operational positions. Currently, Mr. Gyani serves on the boards of directors of Ruckus Wireless, Inc. (NYSE: RKUS), a Wi-Fi technology company, and Blackhawk Network Holdings, Inc. (Nasdaq: Hawk), a provider of prepaid payments products. He also serves on the board of directors of IDEA Cellular, a wireless service provider, and MUFG Union Bank, N.A and its financial holding company, MUFG Americas Holdings Corporation, as well as the boards of other private companies that are in the wireless mobile space. Previously, from March 2011 to July 2015, Mr. Gyani served as a director of Audience, Inc., a provider of intelligent voice and audio solutions, and as chairman from August 2011 to July 2015; from June 2007 to June 2010, he served on the board of directors of Mobile Telesystems, Inc., a cell phone operator; from March 2002 to August 2013, he served on the board of directors of Keynote Systems, Inc., a mobile and web cloud testing and monitoring company; and from October 2004 to February 2015, he served on the board of directors of Safeway, Inc., a retail food and drug company. Mr. Gyani holds a B.A. and an M.B.A. from San Francisco State University. The board of directors appointed Mr. Gyani to serve as a director based on the entirety of his experience and skills, although the board noted specifically his broad knowledge of the wireless industry, extensive industry relationships, and deep experience serving on public and private company boards.

In connection with his appointment to the board of directors, Mr. Gynai received a grant of 75,000 options that vest monthly over a three-year period. Mr. Gyani’s compensation for services as a non-employee director will be consistent with that of the Company’s other non-employee directors.

There are no transactions, or proposed transactions, to which the Company is or was to be a party and in which Mr. Gyani had a direct or indirect material interest that are required to be disclosed under Item 404(a) of Regulation S-K, nor are there any family relationships among Mr. Gyani and any other directors or officers of the Company.

On January 25, 2016, Jud Bowman notified the Company of his intent to resign from the board of directors effective immediately. Mr. Bowman’s resignation did not involve any disagreement with the Company.

A copy of the press release regarding the above is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

99.1	Press release dated January 27, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 27, 2016	Digital Turbine, Inc.

	By:	/s/ Andrew Schleimer
Andrew Schleimer
Executive Vice President, Chief Financial Officer